SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  November 9, 1998


                     THE OHIO & SOUTHWESTERN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




    Colorado                        33-28188                 84-1116458
(State or other                     (Commission              (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)

NEW ADDRESS:

650 W. Georgia Street, #450, Vancouver, B.C., Canada   V6B 4N8
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (604) 684-8662

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Item 1.  Changes in Control of Registrant

                  None.


Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Registrants Certifying Accountant

                  None.


Item 5.  Other Events

The Company has entered into an Agreement to acquire Canbau Construction GMBH of Germany for one million shares of common stock of the Registrant. The Agreement requires certain due diligence investigation and is based upon the representation of Canbau that it will have audited financial statements showing a four million dollar asset base. Canbau has been retained to construct a shrimp processing plant in Germany with an estimated cost of $42 million, subject to arrangement of financing which is not yet assured as of the date of the Agreement.

Item 6.  Resignation of Directors and Appointment of New Directors

         Ralph Shearing resigned as a Director and President on October 7, 1998.

     Ronald Genetz was appointed as a Director and as President on October 7, 1998. Abbas Salih was appointed as Chairman of the Board on October 7, 1998.

Item 7.  Financial Statements, Pro Forma Financial Statements & Exhibits

         a.       Financial Statements - None

         b.       Exhibits

                  7.1      Plan and Agreement of Reorganization


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                                                    Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 9, 1998                   The Ohio & Southwestern Energy Company



                                          By: /s/ Abbas Salih
                                             -------------------------------
                                              Chairman

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